EXHIBIT 23

              CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the M. A. Hanna Company Directors' Deferred Fee
Plan of our report dated January 31, 1994, with respect to the consolidated financial statements of M. A. Hanna Company and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December
31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



/s/Ernst & Young
Ernst & Young


Cleveland, Ohio
April 11, 1994